SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Knowles Corporation

(Name of Registrant as Specified In Its Charter)

Caligan Partners LP

Caligan Partners CV I LP

David Johnson

Samuel J. Merksamer

Falcon Edge Capital, LP

Falcon Edge Global Master Fund, LP

Moraine Master Fund, LP

Richard Gerson

Jonathan Christodoro

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

DATED APRIL 18, 2019

KNOWLES CORPORATION

1151 Maplewood Drive

Itasca, Illinois 60143

__________________________

PROXY STATEMENT

OF

Caligan Partners LP	Falcon Edge Capital, LP

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Caligan Partners LP and certain of its affiliates (as identified on Annex I, the “Caligan Parties”), Falcon Edge Capital, LP and certain of its affiliates (as identified on Annex I, the “Falcon Edge Parties,” and, together with the Caligan Parties, the “Caligan/Falcon Edge Group,” “we” or “us”), and the nominees named in Proposal 1 (the “Nominees” and, together with the Caligan/Falcon Edge Group, the “Participants”) in connection with the solicitation of proxies from the stockholders of Knowles Corporation, a Delaware corporation (“Knowles” or the “Company”).

We believe that while Knowles has tremendous assets, Knowles has not been a successful investment for stockholders and that execution failures and lapses in accountability have directly caused the 54% share price decline.1 We believe the nominees will bring a much needed stockholder voice to the current board of directors of the Company (the “Board”). We are therefore seeking your support at the upcoming 2019 annual meeting of stockholders (the “Annual Meeting”), to be held on May 31, 2019 at 9:00 a.m. local time, at 1001 Page Mill Road Building 1, Palo Alto, California 94304, unless adjourned or postponed to a later date, with respect to the following (each, a “Proposal” and, collectively, the “Proposals”):

This Proxy Statement and GOLD proxy card are first being mailed or given to the Company’s stockholders on or about April 18, 2019.

1 The S&P Capital IQ dividend adjusted share price from February 14, 2014 to January 9, 2019 (the day before Caligan & Falcon Edge began material purchases of Knowles shares representing in excess of 20% of the average daily volume), shows that an investment in Knowles shares lost ~54% of its value to date.

Proposal		Our Recommendation

1.	To elect the Caligan/Falcon Edge Group’s slate of two director nominees — Jonathan Christodoro and Samuel J. Merksamer (each, a “Nominee” and collectively, the “Nominees”) — and the Company’s nominee for election at the Annual Meeting other than Hermann Eul and Donald Macleod (the “Excluded Company Nominees”), to serve as directors and hold office until the annual meeting of stockholders to be held in 2020 and until their successors are duly elected and qualified.	FOR ALL of the Nominees and the Company’s nominee for election at the Annual Meeting other than the “Excluded Company Nominees”

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019.	FOR

3.	To vote on the Company’s advisory resolution on the compensation of its named executive officers.	No Recommendation
4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to eliminate the supermajority shareholder vote requirement to amend certain provisions of the Charter.	FOR

5.	To approve an amendment to the Charter to eliminate the supermajority shareholder vote requirement to amend the Company’s Amended and Restated By-Laws (the “Bylaws”).	FOR
To transact any other business that may properly come before the meeting or any postponement or adjournment thereof.

The Board is currently composed of nine directors divided into three classes. The Company is in the process of declassifying the Board. The terms of at least two Class III directors expire at the Annual Meeting and, according to the Company’s proxy statement for the Annual Meeting (the “Company’s Proxy Statement”), there will be three directors elected at the Annual Meeting. Through this Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies to elect the Nominees named herein to serve as directors, who if elected would only constitute a minority of the Board. Therefore, we are “rounding out” our slate by permitting stockholders who vote on the enclosed GOLD proxy card to also have the opportunity to vote for the nominee who has been nominated by the Company other than the Excluded Company Nominees. Stockholders will therefore be able to vote for the total number of directors up for election at the Annual Meeting. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s Proxy Statement. There is no assurance that any of the Company’s nominees will serve as directors if any or all of our Nominees are elected.

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) as April 8, 2019. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 90,871,265 shares of common stock, par value $0.01 per share (“Common Stock”), outstanding according to the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2019. As of the close of business on April 17, 2019, the Participants beneficially owned 6,651,906 shares of Common Stock in the aggregate, as further described in Annex I.

We urge you to sign, date and return the GOLD proxy card “FOR ALL” of the Nominees to the Board and for the Company’s nominee for election at the Annual Meeting other than the Excluded Company Nominees, “FOR” Proposal 2, “FOR” Proposal 4 and “FOR” Proposal 5. We are not making any recommendation with respect to Proposal 3.

This proxy solicitation is being made by the Caligan/Falcon Edge Group and the Nominees, and not on behalf of the Board or management of the Company or any other third party.  We are not aware of any other matters to be brought before the Annual Meeting other than as described herein.  Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page 18.

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc. (“D.F. King”), toll free at (877) 896-3199 or collect at (212) 269-5550.

BACKGROUND OF THIS PROXY SOLICITATION

We invested in the Company because we believe its shares are undervalued and represent an attractive, long-term opportunity to capture many of the secular tailwinds of the Company’s end-markets; increasing microphone adoption in internet connected devices as voice as a user interface becomes more ubiquitous, the long-term demographic trends of an increasingly aging population and their need for assisted hearing devices and a capital efficient and well-run, but non-core, asset in the Company’s ceramic capacitors and filters segment. We made our investment after almost a year of diligence in the Company after concluding that the Company’s massive underperformance since its spin from Dover (the “Spin”) did not fundamentally change the prospects of Knowles’ three core businesses.2

On January 28, the Caligan/Falcon Edge Group contacted the Company’s head of Investor Relations, Mike Knapp, to inform him that we intended to nominate directors ahead of the Company’s nominating deadline on January 31, 2019, and requested a call with the Company’s Chief Executive Officer and President, Jeff Niew (“Mr. Niew”). We had a call with Mr. Niew later that day to inform him that we had acquired a significant stake in Knowles and that we intended to nominate directors prior to the Company’s deadline on January 31, 2019. After Mr. Niew suggested that the Company could not openly communicate with us in the time leading up to an earnings call, we suggested that if the deadline for stockholder nominations were delayed it would provide us with the opportunity to have an in-person, private discussion with Mr. Niew and the Company’s Chairman, Donald Macleod (“Mr. Macleod”), before we would be compelled to formally nominate and announce directors.

On January 29, we had another call with Mr. Niew where we discussed an outline of an agreement whereby the Company would delay the nominating deadline and we would agree not to make our position public until February 15, 2019, until we met with Mr. Niew and Mr. Macleod the week of February 11th.

On the morning of January 30, we received an email from the Company informing us that we would be receiving a draft of an extension to the nominating deadline in the coming hours. Later that day, the Caligan/Falcon Edge Group had a conversation with Mr. Niew where he informed us that the Board had met and did not agree to an extension. However, the Company informed us that it did not intend to disclose our nomination, at which time we also informed the Company that we would not be making any public disclosure until after our in-person meeting.

On February 13, we met with Mr. Niew and Mr. Macleod to discuss our perspective on the Company, its underperformance, the drivers of its underperformance and a path forward to improve credibility with the investor community by increasing transparency around Intelligent Audio, conducting a strategic review of the Company’s Precision Devices segment and adding stockholder representatives to the Board.

On February 25, at the request of Mr. Niew we flew to San Francisco to attend a second in-person meeting with him and Mr. Macleod to hear their responses to the items we had raised. Mr. Niew stated that the Company would not be increasing transparency with the investor community and that the Board had considered a sale but decided to retain Precision Devices and that they had no interest in adding any of our nominees to the Board. Mr. Macleod offered to issue a positive press release regarding the Group.

__________________________

2. The S&P Capital IQ dividend adjusted share price from February 14, 2014 to January 9, 2019 (just before the Spin to the day before Caligan & Falcon Edge began material purchases of Knowles shares representing in excess of 20% of the average daily volume), shows that an investment in Knowles shares lost ~54% of its value to date.

On February 27, we had a phone call with Mr. Niew where we expressed disappointment in the direction of our dialogue. Mr. Niew said he would communicate this to the Board.

On March 5, we had a phone call with Mr. Niew where we continued to express our dissatisfaction with the Company’s response to our discussions. Mr. Niew stated that the Board discussed adding an additional director to the Board, to be chosen by the Board without further stockholder input. Later that afternoon, we sent a letter to the Board outlining our view of the Company, emphasizing reasons for its underperformance and highlighting strategic actions that we believe the Company could take to create value and build trust between stockholders and the Company’s leadership.

On March 7, we had a call with Mr. Niew where he communicated that while the Board disagreed with characterizations in our letter, to avoid a contested election, the Board offered to add either Mr. Merksamer or Mr. Christodoro to the Board, subject to the selection of either one by the members of the Governance & Nominating Committee (“GNC”). Later on March 7, representatives of Caligan and Falcon Edge scheduled time to speak to Mr. Niew and proposed that the Caligan/Falcon Edge Group would add one director to Knowles’ Board immediately and have the option to add one additional director, at its discretion, after the Company’s release of its 2Q 2019 earnings in exchange for a two-year standstill. Additionally, the Caligan/Falcon Edge Group asked to enter into a confidentiality agreement between the Company and the Calian/Falcon Edge Group so that information could be shared amongst Caligan/Falcon Edge Group participants.  Mr. Niew said he would bring the proposal to the Board.

On March 8, representatives of the Caligan/Falcon Edge Group emailed Mr. Niew to alert the Company that the Caligan/Falcon Edge Group would be filing a Schedule 13D on Monday, March 11. Mr. Niew requested additional information and eventually a call was scheduled.  On the call, Mr. Niew asked what ownership the Caligan/Falcon Edge Group would be reporting, what the Item 4 description of the Schedule 13D would say and if the Schedule 13D would include the nomination notice. The Caligan/Falcon Edge Group provided the requested detail to Mr. Niew. Mr. Niew promised a response to the Caligan/Falcon Edge Group’s proposal by Monday, March 11, 2019.

On March 11, Mr. Niew rejected our proposal and reiterated that the Company would be willing to appoint only one of the Nominees to the Board. Mr. Niew’s proposals did not provide any additional terms to a settlement. The Caligan/Falcon Edge Group filed its Schedule 13D shortly before the 5:30 p.m. deadline. That week, the Caligan/Falcon Edge Group spoke with several sell-side analysts and received inbound calls from some of the Company’s stockholders, all of whom expressed dissatisfaction with the Company’s current direction.

On March 14, Mr. Niew emailed the Caligan/Falcon Edge Group and set an arbitrary 24-hour deadline for the Caligan/Falcon Edge Group to accept the Board’s proposal to appoint one of the Nominees to the Board.

On March 15, the Caligan/Falcon Edge Group and the Company discussed the framework for a settlement with the Company that would have resulted in (1) the appointment to the Board of one of the Nominees, to be selected by the Caligan/Falcon Edge Group; (2) an agreement that the Company and the Caligan/Falcon Edge Group would enter into a customary non-disclosure agreement so that the Nominee appointed to the Board and the members of the Caligan/Falcon Edge Group could freely share information regarding the Company; and (3) reimbursement of costs incurred in connection with the nomination of the Nominees and the negotiation of a settlement agreement, which the Caligan/Falcon Edge Group estimated to be approximately $300,000. During this call, Mr. Niew stated that he would bring these terms to the Board to see if it made sense to begin drafting a term sheet outlining the framework for a settlement and that the Board would be holding a meeting during the upcoming weekend to approve these terms.

On March 18, the Company’s counsel sent a draft of a term sheet as a follow up to the March 15 call. The Caligan/Falcon Edge Group was surprised to see that the term sheet did not reflect the terms that had been discussed on March 15 and included many provisions that were not in line with market practices and instead gave the Company the sole discretion to choose the Nominee to be appointed to the Board.

In response, on the same day, the Caligan/Falcon Edge Group revised the term sheet to reflect the terms that were part of the framework for a settlement discussed on March 15 and customary/market terms for certain other provisions and returned the updated term sheet to the Company’s counsel.

On the night of March 20, the Company essentially rejected almost all of the Caligan/Falcon Edge Group’s comments to the settlement agreement and reverted to a term sheet filled with the same non-market and overly burdensome terms that the Caligan/Falcon Edge Group had previously objected to.

On that same night, in response to what we believed to be the Company's unproductive markup of the term sheet, the Caligan/Falcon Edge Group's counsel requested that Mr. Niew or other members of management and the Caligan/Falcon Edge Group and their respective counsel have an all-hands call to discuss how to move forward to avoid a proxy contest and reach a constructive resolution. The Company’s counsel finally responded that management would not participate in any discussions to facilitate a resolution of any of the open terms in the term sheet.

On March 21, in the interest of coming to a swift and fair resolution, Caligan/Falcon Edge Group’s counsel responded to the Company’s counsel with a list of what it believed were material open items in the term sheet that needed to be discussed and requested a call with the Company’s counsel.

On March 22, the Caligan/Falcon Edge Group and its counsel held a call with the Company’s counsel, but without the Company’s management. On this call, the Caligan/Falcon Edge Group continued to ask for a market-standard one annual meeting standstill. Company’s counsel acknowledged that certain of the Company’s major terms, were not market-standard for cooperation agreements with stockholders, yet stated that there was no opportunity to reach a more market-standard solution. Following the call, the Caligan/Falcon Edge Group sent an email to Mr. Niew, copying the Company’s counsel, detailing the call and, later that same day, the Caligan/Falcon Edge Group submitted a completed questionnaire with all of the information that the Company requested for Mr. Merksamer and expressed Mr. Merksamer's willingness to meet with the Board's GNC the following week.

On March 24, Mr. Niew responded to the Caligan/Falcon Edge Group by email, stating that the Board was unwilling to agree to market-standard terms and that any agreement must include an off-market two-year standstill.

On March 25, Mr. Merksamer and Mr. Niew had a call to discuss the two-year standstill. While Mr. Niew repeated that the Company would not accept anything less than an off-market two-year standstill, Mr Merksamer agreed to, despite the impasse, meet in-person with members of the GNC in Palo Alto, California on March 28.

Also on March 25, the Caligan/Falcon Edge Group sent a letter to the Board requesting the use of a universal proxy card so that shareholders would be able to vote via proxy for their preferred directors from both the Company's slate of nominees and the Caligan/Falcon Edge Group's Nominees.

On March 28, Mr. Merksamer flew to Palo Alto to meet with the GNC in an effort to facilitate a settlement.

On March 29, the Caligan/Falcon Edge Group sent a letter to the Board calling for the company to (1) provide transparency to stockholders on Intelligent Audio, (2) conduct a strategic review of Knowles’ Precision Devices segment and (3) add the Nominees to the Board. The Caligan/Falcon Edge Group also emailed Mr. Niew to let him know that the letter would be released publicly, which it was later that day.

On March 30, the GNC sent Mr. Merksamer a letter with follow-up questions from their March 28 meeting.

On April 1, Mr. Merksamer sent a letter to the GNC, responding to the factual questions in their March 30 letter.

On each of April 3 and 5, the Caligan/Falcon Edge Group held a call with Mr. Niew to discuss the status of settlement negotiations, but on both occasions acknowledged a likely impasse over the length of the standstill.

On April 5, the Board sent a letter to the Caligan/Falcon Edge Group denying our request to implement a universal proxy card, thereby preventing stockholders from voting on their preferred choice of directors all on one proxy card. That evening, the Company filed its preliminary proxy statement.

On April 8, the Caligan/Falcon Edge Group issued a letter to stockholders, in the form of a press release, detailing the omission of key financial disclosures in the Company’s Proxy Statement. The Caligan/Falcon Edge Group filed its preliminary proxy statement that afternoon.

On April 12, the Caligan/Falcon Edge Group held a call with Mr. Niew where they discussed appointing Mr. Christodoro to the Board. Mr. Niew asked Mr. Merksamer to have Mr. Christodoro complete a questionnaire and meet with the GNC. There were no substantive discussions on the impasse over material issues.

On April 15, the Caligan/Falcon Edge Group spoke to Mr. Niew and suggested an in-person meeting to make progress on the impasse on discussions. The Company filed the Company’s Proxy Statement that day.

After the market close on April 16, Mr. Merksamer spoke to Mr. Niew, who communicated that the Company was going to send a revised term sheet shortly. The Company and the Caligan/Falcon Edge Group had discussions regarding the term sheet on April 17.

PROPOSAL 1: ELECTION OF DIRECTORS

According to public information, the Board currently consists of nine directors divided into three classes. The Company is in the process of declassifying the Board and the terms of three Class III directors expire at the Annual Meeting. According to the Company’s Proxy Statement, there will be three directors elected at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our Nominees, each of whom is independent of the Company. We are “rounding out” our slate of Nominees by permitting stockholders to also vote for the Company’s nominee for election at the Annual Meeting, other than the Excluded Company Nominees, by voting on the white proxy card. Even if all of the Nominees are elected, the Nominees will represent a minority of the members of the Board, and therefore there can be no assurance that they can implement the actions that they believe are necessary to enhance stockholder value.

If successful in our proxy solicitation, the Board will be composed of our Nominees — Jonathan Christodoro and Samuel J. Merksamer — along with the Company’s nominee for election at the Annual Meeting other than the Excluded Company Nominees, and incumbent directors Keith L. Barnes, Didier Hirsch, Ronald Jankov, Ye Jane Li, Richard K. Lochridge and Jeffrey S. Niew. If elected, each of the Nominees will serve one-year terms until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There is no assurance that any incumbent director will serve as a director if one or more of the Nominees are elected to the Board.

Stockholders who return the GOLD proxy card will only be able to vote for the Nominees listed on the card and the Company’s nominee for election other than the Excluded Company Nominees. You can only vote for all of the Company’s director nominees by signing and returning the white proxy card provided by the Company, by requesting a legal proxy and casting your ballot in person by attending the Annual Meeting or by voting via the Internet or toll-free telephone number provided in the Company’s Proxy Statement. You should refer to the Company’s Proxy Statement for the names, background, qualifications and other information concerning the Company’s director nominees.

Nominees:

JONATHAN CHRISTODORO
Age; Address	42; 660 Madison Avenue, New York, New York 10173
Occupation	Partner at Patriot Global Management, LP
Experience

Mr. Jonathan Christodoro is a Partner at Patriot Global Management, LP, an investment manager. Previously, Mr. Christodoro served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, from July 2012 to February 2017. Mr. Christodoro was responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn, Mr. Christodoro served in various investment and research roles. Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries.

Mr. Christodoro has served as a director of SandRidge Energy, Inc. since June 2018. Mr. Christodoro has served as a director of Xerox Corporation since May 2018 and previously served as a director of Xerox from June 2016 to December 2017. Mr. Christodoro has served as a director of PayPal Holdings, Inc. since July 2015. Further, Mr. Christodoro has served as a director of Enzon Pharmaceuticals, Inc. since October 2013 and as the Chairman of Enzon’s Board of Directors since November 2013. Mr. Christodoro also served as a director of Herbalife Ltd. since April 2013, where he is a member of the nominating and corporate governance committee and the compensation committee. Mr. Christodoro was previously a director of the following public companies: Lyft Inc. from May 2015 to March 2019; Cheniere Energy, Inc. from August 2015 to August 2017; American Railcar Industries, Inc. from June 2015 to February 2017; Hologic Inc. from December 2013 to March 2016; eBay, Inc. from March 2015 to July 2015; and Talisman Energy Inc. from December 2013 to May 2015.

Mr. Christodoro is committed to resigning from boards to remain in compliance with Institutional Shareholder Services and Glass Lewis policies.

Mr. Christodoro received an M.B.A from the University of Pennsylvania’s Wharton School of Business with Distinction, majoring in Finance and Entrepreneurial Management. Mr. Christodoro received a B.S. in Applied Economics and Management Magna Cum Laude from Cornell University. He also served in the United States Marine Corps.
Service on Other Boards	SandRidge Energy, Inc (2018 – Present); Xerox Corporation (2018 – Present; 2016 – 2017); PayPal Holdings, Inc. (2015 – Present); Enzon Pharmaceuticals, Inc. (2013 – Present); Herbalife Ltd. (2013 – Present); Lyft, Inc. (2015 – 2019); (Cheniere Energy, Inc. (2015 – 2017); American Railcar Industries, Inc. (2015 – 2017); Hologic Inc. (2013 – 2016); eBay, Inc. (2015 – 2015); Talisman Energy Inc. (2013 – 2015)

Skills & Qualifications	Mr. Christodoro’s qualifications to serve as a director include his financial and entrepreneurial acumen, his experience serving on the boards of directors of a number of public companies as well as his extensive investment, research and investment banking background.

samuel J. merksamer
Age; Address	38; 520 Madison Avenue, New York, New York 10022
Occupation	Partner at Caligan Partners LP
Experience

Mr. Samuel J. Merksamer is a Partner at Caligan Partners LP, an investment manager. Previously, Mr. Merksamer served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, from May 2008 to December 2016. Mr. Merksamer was responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. From January 2003 until May 2008, Mr. Merksamer was an analyst at Airlie Opportunity Capital Management, a hedge fund management company, where he focused on high yield and distressed investments.

Mr. Merksamer has served as director of Transocean Ltd. since May 2013, where he is currently a member of the finance committee as well as the health, safety and environment committee. Mr. Merksamer previously served as a director of the following public companies: American International Group, Inc. from May 2016 to May 2018; Navistar International Corporation from December 2012 to August 2017; Cheniere Energy Inc. from August 2015 to August 2017; Hertz Global Holdings, Inc. from June 2014 to June 2017; Transocean Partners LLC from June 2014 to August 2016; Hologic Inc. from December 2013 to March 2016; Talisman Energy Inc. from December 2013 to May 2015; CVR Energy, Inc. from May 2012 to September 2014; CVR Refining, GP, LLC from January 2012 to May 2014; Federal-Mogul Holdings Corporation from September 2010 to January 2014; American Railcar Industries, Inc. from June 2011 to June 2013; Viskae Companies from January 2010 to April 2013; and Dynegy Inc. from March 2011 to September 2012.

Mr. Merksamer received an A.B. in Economics from Cornell University in 2002.

Service on Other Boards	Transocean Ltd. (2013 – Present); American International Group, Inc. ( 2016 – 2018); Navistar International Corporation (2012 – 2017); Cheniere Energy Inc. (2015 – 2017); Hertz Global Holdings, Inc. (2014 – 2017); Transocean Partners LLC (2014 – 2016); Hologic Inc. (2013 – 2016); Talisman Energy Inc. (2013 – 2015); CVR Energy, Inc. (2012 – 2014); CVR Refining, GP, LLC (2012 – 2014); Federal-Mogul Holdings Corporation (2010 – 2014); American Railcar Industries, Inc. (2011 – 2013); Viskae Companies (2010 – 2013); Dynegy Inc. (2011 – 2012)
Skills & Qualifications	Mr. Merksamer’s qualifications to serve as a director include his experience serving as a director for numerous public and private companies and his in-depth expertise and knowledge of capital markets, finance, private investing and executive management.

We urge stockholders to vote FOR ALL of the Nominees and the nominee who has been nominated by the Company other than the Excluded Company Nominees on the GOLD proxy card.

None of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of the Company. We believe that, if elected, each of the Nominees will be considered an independent director of the Company under (i) the Company’s Standards for Classification as an Independent Director, as adopted February 6, 2014; (ii) Section 303A of the New York Stock Exchange’s Listed Company Rules (the “NYSE Rules”); and (iii) paragraph (a)(1) of Item 407 of Regulation S-K. Under the NYSE Rules, however, a final determination as to the independence of the Nominees will not be made until after their election and appointment to the Board.

We refer stockholders to the Company’s Proxy Statement for the biographies and other important information regarding the members of the Board in the classes of directors that are not up for election at the Annual Meeting.

Mr. Christodoro has entered into a nominee agreement pursuant to which Caligan Partners LP (“Caligan”) and, indirectly, Falcon Edge Capital, LP (“Falcon Edge”) have agreed to pay the costs of soliciting proxies in connection with the Annual Meeting and to defend and indemnify him against, and with respect to, any losses that may be incurred by him in the event he becomes a party to litigation based on his nomination as a candidate for election to the Board and the solicitation of proxies in support of his election. The Nominees will not receive any compensation from Caligan, Falcon Edge or their affiliates for their services as directors of the Company if elected. If elected, the Nominees will be entitled to such compensation from the Company as is consistent with the Company’s practices for services of non-employee directors.

Each of the Nominees has agreed to being named as a Nominee in this proxy statement and has confirmed his or her willingness to serve on the Board if elected. The Caligan/Falcon Edge Group does not expect that any of the Nominees will be unable to stand for election, but, in the event that a Nominee is unable to or for good cause will not serve, the shares of Common Stock represented by the GOLD proxy card will be voted for a substitute candidate selected by the Caligan/Falcon Edge Group.  If the Caligan/Falcon Edge Group determines to add or substitute nominees, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, it will file an amended proxy statement and proxy card that, as applicable, identifies the additional or substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and includes biographical and other information about such nominees required by the rules of the SEC.

Vote Required.

According to the Charter and the Bylaws, in contested elections such as this one, directors shall be elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election by the common stockholders will be elected to the Board). Abstentions will have no effect on the outcome of Proposal 1. Broker non-votes will not be treated as votes cast (and therefore will have no effect on Proposal 1).

We urge you to sign and return our GOLD proxy card. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King, toll free at (877) 896-3199 or collect at (212) 269-5550.

The

We Recommend a Vote FOR ALL of the Nominees on the GOLD proxy card.

PROPOSAL 2: RATIFICATION OF THE COMPANY’S SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

According to the Company’s Proxy Statement, the Board has determined that it is desirable to request the approval of the appointment of its independent registered public accounting firm by the stockholders of the Company. The Company’s Proxy Statement indicates that the Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for 2019. PwC has audited the financial statements of the Company since 2013.

The Company’s Proxy Statement states that if stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PwC, and may decide to retain the firm notwithstanding the vote. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company or its stockholders.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 2 requires the affirmative vote of a majority of all of the votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 2. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of this Proposal 2.

We Recommend a Vote FOR Proposal 2 on the GOLD proxy card.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

According to the Company’s Proxy Statement, the Company will provide stockholders with the opportunity to cast a non-binding advisory vote on the compensation of the Company’s Named Executive Officers (“NEOs”). The Company’s Proxy Statement states that the Company’s current policy is to provide stockholders with an opportunity to vote on the compensation of its NEOs each year at its annual meeting of stockholders. While this vote is advisory in nature, the Company’s Proxy Statement states that the Board “value[s] the opinions of [its] stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in [the Company’s] Proxy Statement, [it] will consider [the] stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.”

According to the Company’s Proxy Statement, the Company will request a non-binding, advisory vote on a resolution substantially in the following form:

RESOLVED, that Knowles’ stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Knowles’ Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

We are not making any recommendation on this matter.

We encourage all stockholders to review the Company’s proxy disclosures in the Company’s Proxy Statement in detail.

According to the Company’s Proxy Statement, the stockholder vote on this Proposal 3 will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board, or creating or implying any change to, or additional fiduciary duties for, the Company or the Board.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 3 requires the affirmative vote of a majority of all of the votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 3. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of this Proposal 3.

We Are Making No Recommendation with Respect to Proposal 3.

PROPOSAL 4: AMENDMENT TO THE CHARTER TO REMOVE CHARTER SUPERMAJORITY VOTING PROVISION

Currently, the Charter requires that the amendment of certain sections of the Charter requires supermajority (80%) shareholder approval. According to the Company’s Proxy Statement, the Board has determined, and the Caligan/Falcon Edge Group also believes, that unless otherwise required by Delaware law, the appropriate voting standard to replace all supermajority shareholder vote requirements is a majority of the shares outstanding, which provides that any action is authorized by an affirmative vote of a majority of the shares of Common Stock outstanding. Adopting this standard in place of the supermajority shareholder vote standard balances the opportunity for shareholders to participate meaningfully in the corporate governance of the Company with the desire to protect the interests of all shareholders from action that may only be in the interest of a small percentage of shareholders.

Current Shareholder Vote Requirement

Article THIRTEENTH of the Charter provides that the affirmative vote of the holders of at least 80% of the voting stock then outstanding of the Company shall be required to amend, alter, change or adopt any provision inconsistent with the purpose and intent of Paragraph (b)(2) of Article FOURTH (Cumulative Voting) and Articles FIFTH (Board of Directors), SIXTH (Exculpation), SEVENTH (Indemnification), EIGHTH (Action by Written Consent), NINTH (Special Meetings), ELEVENTH (Bylaw Amendments) or THIRTEETH (Charter Amendments) of the Charter.

Text and Legal Effect of Proposed Amendment

If Proposal 4 is approved, Article THIRTEENTH of the Charter will be amended to reduce the shareholder vote requirement for amendment, alternation, change or repeal of all provisions of the Charter to an affirmative vote of a majority of the outstanding shares of the Common Stock, which is the lowest approval standard permitted by the Delaware General Corporation Law.

A copy of the proposed amended Article THIRTEENTH of the Charter marked to show all changes proposed under this Proposal 4 against the current text of Article THIRTEENTH Charter is attached as Appendix B to the Company’s Proxy Statement, with deletions indicated by strikeout and additions indicated by underline. The current provisions of Article THIRTEENTH of the Charter and the proposed amendment to Article THIRTEENTH of the Charter described above are qualified in their entirety by reference to the actual text as set forth in Appendix B.

We believe that stockholders should vote “FOR” this Proposal 4.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 4 requires the affirmative vote of at least 80% of the outstanding shares of Common Stock. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 4. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of this Proposal 4.

We Recommend a Vote FOR Proposal 4 on the GOLD proxy card.

PROPOSAL 5: AMENDMENT TO THE CHARTER TO REMOVE THE BYLAWS SUPERMAJORITY AMENDMENT PROVISION

Currently, the Charter requires that the amendment of the Bylaws requires supermajority (80%) shareholder approval. According to the Company’s Proxy Statement, the Board has determined, and the Caligan/Falcon Edge Group also believes, that unless otherwise required by Delaware law or as provided in the Bylaws, the appropriate voting standard to replace all supermajority shareholder vote requirements is a majority of the shares outstanding, which provides that any action is authorized by an affirmative vote of a majority of the shares of Common Stock outstanding. Adopting this standard in place of the supermajority shareholder vote standard balances the opportunity for shareholders to participate meaningfully in the corporate governance of the Company with the desire to protect the interests of all shareholders from action that may only be in the interest of a small percentage of shareholders.

Current Shareholder Vote Requirement

Article ELEVENTH of the Charter provides that the Bylaws may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least 80% of the voting stock then outstanding.

Text and Legal Effect of Proposed Amendment

If Proposal 5 is approved, the vote requirements for shareholders to amend the Bylaws will be revised to provide that the Bylaws may be adopted, amended, altered or repealed by the affirmative vote of a majority of the outstanding shares of the Common Stock.

A copy of the proposed amended Article ELEVENTH of the Charter marked to show all changes proposed under this Proposal 5 against the current Article ELEVENTH of the Charter is attached as Appendix C to the Company’s Proxy Statement, with deletions indicated by strikeout and additions indicated by underline. The current provisions of Article ELEVENTH of the Charter and the proposed amendment to Article ELEVENTH of the Charter described above are qualified in their entirety by reference to the actual text as set forth in Appendix C.

According to the Company’s Proxy Statement, if the proposed amended Article ELEVENTH is adopted by the shareholders, the Board will promptly consider conforming amendments to Article IX, Section 9.1 of the Bylaws.

We believe that stockholders should vote “FOR” this Proposal 5.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 5 requires the affirmative vote of at least 80% of the outstanding shares of Common Stock. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 5. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of this Proposal 5.

We Recommend a Vote FOR Proposal 5 on the GOLD proxy card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of Common Stock at the close of business on the Record Date, April 8, 2019, are entitled to notice of and to vote at the Annual Meeting. Stockholders who sold shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date (unless they also transfer their voting rights).  According to the Company’s Proxy Statement, the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

How do I vote my shares?

Shares held in record name. If your shares of Common Stock are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your shares of Common Stock in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote in favor of the election of the Nominees. Please follow the instructions to vote provided on the enclosed GOLD proxy card. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to KN@dfking.com or mailing them to The Caligan/Falcon Edge Group, c/o D.F. King, 48 Wall Street, 22nd Floor, New York, New York 10005, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, “FOR ALL” two of the Nominees and the Company’s nominee other than the Excluded Company Nominees listed in Proposal 1, “FOR” Proposal 2, to “ABSTAIN” from voting on Proposal 3, “FOR” Proposal 4 and “FOR” Proposal 5 set forth in this Proxy Statement.

How should I vote on each proposal?

The Caligan/Falcon Edge Group recommends that you vote your shares on the GOLD proxy card as follows:

“FOR ALL” Nominees standing for election to the Board named in this Proxy Statement and for the Company’s nominee for election at the Annual Meeting other than the Excluded Company Nominees (Proposal 1);

“FOR” the ratification of the Company’s selection of independent registered public accounting firm (Proposal 2);

“FOR” an amendment to the Charter to eliminate the supermajority shareholder vote requirement to amend certain provisions of the Charter (Proposal 4); and

“FOR” an amendment to the Charter to eliminate the supermajority shareholder vote requirement to amend the Bylaws (Proposal 5).

The Caligan/Falcon Edge Group is making no recommendation with respect to the advisory proposal to approve the compensation of the Company’s executive officers (Proposal 3).

How many shares must be present to hold the Annual Meeting?

Under the Bylaws, the holders of a majority of the voting power of the Company’s capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting for the transaction of business. According to the Company’s Proxy Statement, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. For more information on broker non-votes, see “What are “broker non-votes” and what effect do they have on the proposals?” below.

What vote is needed to approve each proposal?

•	Proposal 1 – Election of Directors. According to the Charter and Bylaws, in contested elections such as this one, directors shall be elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election by the common stockholders will be elected to the Board). Abstentions will have no effect on Proposal 1. Broker non-votes will not be treated as votes cast and therefore will have no effect on Proposal 1.

THE ONLY WAY TO SUPPORT ALL OF THE CALIGAN/FALCON EDGE GROUP NOMINEES IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR ALL” THE NOMINEES AND THE COMPANY’S NOMINEE FOR ELECTION TO THE BOARD OTHER THAN THE EXCLUDED COMPANY NOMINEES ON THE GOLD PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE COMPANY, EVEN IF YOU INSTRUCT TO “ABSTAIN” ON THEIR DIRECTOR NOMINEES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE GOLD PROXY CARD.

•	Proposals 2 and 3. According to the Company’s Proxy Statement, the approval of each of Proposals 2 and 3 requires the affirmative vote of a majority of all of the votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposals 2 and 3. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of Proposals 2 and 3.

•	Proposals 4 and 5. According to the Company’s Proxy Statement, the approval of each of Proposals 4 and 5 requires the affirmative vote of at least 80% of the outstanding shares of Common Stock. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposals 4 and 5. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of Proposals 4 and 5.

What are “broker non-votes” and what effect do they have on the proposals?

Generally, broker non-votes occur when shares held by a broker bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal unless it is a “routine” matter. Under the rules and interpretations of the New York Stock Exchange, there are no “routine” proposals in a contested proxy solicitation. Because the Caligan/Falcon Edge Group has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting.

Broker non-votes, if any, with respect to the proposals set forth in this Proxy Statement will not count as votes cast, present and entitled to vote and therefore will not be counted in determining the outcome of any of Proposals 1, 2, 3, 4 and 5.

What should I do if I receive a proxy card from the Company?

You may receive proxy solicitation materials from Knowles, including an opposition proxy statement and white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We recommend that you disregard any proxy card or solicitation materials that may be sent to you by the Company. Voting “WITHHOLD” for any of the Company’s nominees on its proxy card or voting “ABSTAIN” is not the same as voting for the Nominees because a vote withheld or abstained for any of the Company’s nominees will not count as a vote “FOR” the Caligan/Falcon Edge Group Nominees. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?”

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King, toll free at (877) 896-3199 or collect at (212) 269-5550.

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed GOLD proxy card (the latest dated proxy is the only one that counts);
•	delivering a written revocation or a later dated proxy for the Annual Meeting to The Caligan/Falcon Edge Group, c/o D.F. King, 48 Wall Street, 22nd Floor, New York, New York 10005 or to the secretary of the Company; or
•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting. Contact D.F. King, toll free at (877) 896-3199 or collect at (212) 269-5550 for assistance or if you have any questions.

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of any revocation be mailed to The Caligan/Falcon Edge Group, c/o D.F. King, 48 Wall Street, 22nd Floor, New York, New York 10005, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by the Caligan/Falcon Edge Group and the Nominees. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements. The Caligan/Falcon Edge Group will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The Caligan/Falcon Edge Group has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Caligan/Falcon Edge Group will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of the Caligan/Falcon Edge Group will also participate in the solicitation of proxies in support of the Nominees. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

The Caligan/Falcon Edge Group has retained D.F. King to provide solicitation and advisory services in connection with this solicitation. D.F. King will be paid a fee not to exceed $250,000 based upon the campaign services provided. In addition, the Caligan/Falcon Edge Group will reimburse D.F. King for its reasonable out-of-pocket expenses and will indemnify D.F. King against certain liabilities and expenses, including certain liabilities under the federal securities laws. D.F. King will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that D.F. King will employ up to 50 persons to solicit the Company’s stockholders as part of this solicitation. D.F. King does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

The entire expense of soliciting proxies is being borne by the Caligan/Falcon Edge Group. Costs of this proxy solicitation are currently estimated to be approximately $1,250,000. We estimate that through the date hereof, the Caligan/Falcon Edge Group’s expenses in connection with the proxy solicitation are approximately $560,000. If successful, the Caligan/Falcon Edge Group may seek reimbursement of these costs from the Company. In the event that it decides to seek reimbursement of its expenses, the Caligan/Falcon Group does not intend to submit the matter to a vote of the Company’s stockholders. The Board, which will consist of three of the Nominees, if all are elected, and six of the incumbent Company directors, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its stockholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Some banks and brokers with account holders who are stockholders of the company may be householding our proxy materials.

A single copy of this Proxy Statement (and of the Company’s Proxy Statement and annual report) will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to the Secretary of the Company at 1151 Maplewood Drive, Itasca, Illinois 60143, telephone: 630-238-5353. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Where can I find additional information concerning Knowles?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this proxy statement certain disclosure required by applicable law to be included in the Company’s Proxy Statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Company beneficially owned by the Company’s directors, nominees and management; certain stockholders’ beneficial ownership of more than 5% of the Company’s voting securities; information concerning the Company’s directors who are not up for election at the Annual Meeting; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals and director nominations intended for consideration at the 2020 annual meeting of stockholders and for consideration for inclusion in the proxy materials for that meeting. If the Company does not distribute the Company’s Proxy Statement to stockholders at least ten days prior to the Annual Meeting, we will distribute to the stockholders a supplement to this proxy statement containing such disclosures at least ten days prior to the Annual Meeting. We take no responsibility for the accuracy or completeness of information contained in the Company’s Proxy Statement. Except as otherwise noted herein, the information in this proxy statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This proxy statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, at https://thefutureofknowles.com.

CONCLUSION

We urge you to carefully consider the information contained in this proxy statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

Thank you for your support,

Caligan Partners LP	Falcon Edge Capital, LP
Caligan Partners CV I LP	Falcon Edge Global Master Fund, LP
David Johnson Samuel J. Merksamer	Richard Gerson
Jonathan Christodoro

April 18, 2019

ANNEX I: INFORMATION ON THE PARTICIPANTS

This proxy solicitation is being made by Caligan, Caligan Partners CV I LP (“Caligan Partners CV I”), David Johnson (“Mr. Johnson”) , Samuel J. Merksamer (“Mr. Merksamer,” and, together with Caligan, Caligan Partners CV I and Mr. Johnson, the “Caligan Parties”), Falcon Edge, Falcon Edge Global Master Fund, LP (“FEG Master Fund”), Moraine Master Fund, LP (“Moraine Master Fund”), Robert Gerson (“Mr. Gerson,” and, together with Falcon Edge, FEG Master Fund and Moraine Master Fund, the “Falcon Edge Parties”) and the Nominees.

As of the close of business on April 17, 2019, the Participants may be deemed to beneficially own, in the aggregate, 6,651,906 shares of Common Stock, representing approximately 7.3% of the Company's outstanding shares of Common Stock. The percentages contained herein are based upon 90,871,265 shares of Common Stock outstanding as of the Record Date, as reported in Company’s Proxy Statement filed with the SEC on April 15, 2019.

Of the 2,030,328 shares of Common Stock beneficially owned in the aggregate by the Caligan Parties: (a) 1,572,091 shares of Common Stock are held by Caligan Partners CVI I, including 1,000 shares of Common Stock held in record name; (b) 2,030,328 shares of Common Stock may be deemed to be beneficially owned by Caligan by virtue of it being the investment manager of Caligan Partners CV I and certain managed accounts; and (c) 2,030,328 shares of Common Stock may be deemed to be beneficially owned by each of Messrs. Johnson and Merksamer, each a citizen of the United States, by virtue of their control of Caligan Partners CV GP LLC, the general partner of Caligan.

Of the 4,621,578 shares of Common Stock beneficially owned in the aggregate by the Falcon Edge Parties: (a) 1,824,249 shares of Common Stock are beneficially owned by FEG Master Fund; (b) 1,432,100 shares of Common Stock are beneficially owned by Moraine Master Fund; (c) 4,621,578 shares of Common Stock may be deemed to be beneficially owned by Falcon Edge by virtue of it being the investment manager of FEG Master Fund, Moraine Master Fund and certain managed accounts; and (d) 4,621,578 shares of Common Stock may be deemed to be beneficially owned by Mr. Gerson, a citizen of the United States by virtue of his control of Falcon Edge. The Falcon Edge Parties are affiliates of Patriot Global Management, LP, of which Jonathan Christodoro is a Partner.

Caligan and Falcon Edge (individually, each a “Group Member,” collectively, the “Group Members”) entered into an agreement, dated as of January 8, 2019 (the “Group Agreement”), pursuant to which the Group Members agreed, amongst other things, that (a) neither Group Member would acquire or dispose of any Common Stock or other interests in respect of such shares (including any derivative or swap interests; collectively, “Corporation Securities”) without prior notice to the other Group Member; and (b) that the following matters require the mutual agreement of the Group Members: (i) the selection and nomination of one or more individuals to serve as directors of the Company; (ii) the making of any proposals to the Company regarding the conduct of its business or corporate governance matters; (iii) seeking to influence the management, directors, governing instruments, stockholders, policies or affairs of the Company; (iv) the conduct of any proxy contest, consent solicitation or similar actions involving the Company; (v) communications with the Company; (vi) public disclosures and statements relating to the Company; (vii) the admission of additional Group Members; and (vii) entering into any agreement, arrangement or understanding with any person in connection with Corporation Securities.

The Caligan Parties and the Falcon Edge Parties may be deemed a “group” as defined in Rule 13d-5 of the Exchange Act and pursuant to such definition, each of the Caligan Parties and Falcon Edge Parties may be deemed to collectively and beneficially own an aggregate 6,651,906 shares of Common Stock. Each of the Caligan Parties expressly disclaims beneficial ownership of the shares of Common Stock held by each of the Falcon Edge Parties. Each of the Falcon Edge Parties expressly disclaims beneficial ownership of the shares of Common Stock held by each of the Caligan Parties.

The shares of Common Stock beneficially owned by Caligan may be held in commingled margin accounts, which may extend margin credit to the funds and managed accounts advised by Caligan from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the shares of Common Stock reported herein.

The shares of Common Stock beneficially owned by Falcon Edge may be held in commingled margin accounts, which may extend margin credit to the funds and managed accounts advised by Falcon Edge from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the shares of Common Stock reported herein.

The principal address of Caligan Partners CV I is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The principal address of each of Caligan and Messrs. Merksamer and Johnson is 520 Madison Avenue, New York, New York 10022.

The principal address of each of FEG Master Fund and Moraine Master Fund is Ugland House, PO Box 309, Grand Cayman KY1-1104, Cayman Islands. The principal address of each of Falcon Edge and Mr. Gerson is 660 Madison Avenue, 19th Floor, New York, New York 10065.

The principal business of (i) each of Caligan Partners CV I, FEG Master Fund and Moraine Master Fund is to serve as a private investment fund and (ii) each of Caligan, Falcon Edge and Messrs. Merksamer, Johnson and Gerson is investment management.

Each of the Nominees is a United States citizen. The principal business addresses, along with the principal occupation, of each of the Nominees is disclosed in the section titled “PROPOSAL 1: ELECTION OF DIRECTORS” beginning on page 10.

Except as set forth in this Proxy Statement (including the Annexes), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this proxy solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, except as set forth in this Proxy Statement (including the Annexes), none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Neither the Nominees nor any associate of a Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.

Transactions by the Participants with respect to the Company’s securities

The following tables set forth all transactions effected during the past two years by the Participants with respect to securities of the Company. The shares of Common Stock reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Caligan and Messrs. Johnson and Merksamer, by virtue of their direct and indirect control of Caligan Partners CV I and managed accounts

Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)
10/26/2018	300	11/29/2018	(1)	1/31/2019	20,000
10/29/2018	5,000	1/10/2019	292,531	2/1/2019	20,000
10/30/2018	100	1/11/2019	74,983	2/4/2019	20,000
11/8/2018	9,900	1/14/2019	75,246	2/5/2019	20,000
11/9/2018	15,000	1/15/2019	45,050	2/6/2019	22,159
11/12/2018	25,000	1/16/2019	93,465	2/7/2019	20,000
11/13/2018	10,000	1/17/2019	120,892	2/8/2019	75,000
11/19/2018	10,000	1/18/2019	93,663	2/27/2019	183,600
11/20/2018	900	1/22/2019	255,566	2/28/2019	75,996
11/26/2018	4,000	1/23/2019	326,663	3/1/2019	274
11/27/2018	4,100	1/29/2019	90,909
11/28/2018	32	1/30/2019	20,000

Falcon Edge and Mr. Gerson, by virtue of their control of FEG Master Fund, Moraine Master Fund and certain managed accounts

Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)
1/10/2019	387,988	1/24/2019	8,103	2/7/2019	20,000
1/11/2019	99,451	1/25/2019	84,156	2/8/2019	75,000
1/14/2019	99,801	1/28/2019	150,000	2/27/2019	275,400
1/15/2019	59,750	1/29/2019	409,091	2/28/2019	113,994
1/16/2019	123,964	1/30/2019	20,000	3/1/2019	224,050
1/17/2019	160,340	2/1/2019	20,000	3/4/2019	227,950
1/18/2019	124,227	2/4/2019	20,000	3/5/2019	130,000
1/22/2019	338,962	2/5/2019	20,000	3/6/2019	221,000
1/23/2019	433,258	2/6/2019	22,158	3/7/2019	156,700
				4/10/2019	88,131
				4/11/2019	140,047
				4/12/2019	114,603
				4/15/2019	210,041
				4/16/2019	23,413

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your proxy “FOR ALL” of the Nominees by taking three steps:

●	SIGNING the enclosed GOLD proxy card,

●	DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN KNOWLES’ WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a white proxy card to Knowles, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Knowles by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the 2019 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2019 Annual Meeting to D.F. King or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (877) 896-3199

Email: KN@dfking.com

Form of Gold Proxy Card

KNOWLES CORPORATION

Proxy Card for 2019 Annual Meeting of Stockholders

Scheduled for May 31, 2019 (the “Annual Meeting”):

THIS PROXY SOLICITATION IS BEING MADE BY CALIGAN PARTNERS LP AND CERTAIN OF ITS AFFILIATES (COLLECTIVELY, THE “CALIGAN PARTIES”), FALCON EDGE CAPITAL, LP AND CERTAIN OF ITS AFFILIATES (COLLECTIVELY, THE “FALCON EDGE PARTIES,” AND, TOGETHER WITH THE CALIGAN PARTIES, THE “CALIGAN/FALCON EDGE GROUP,” “WE” OR “US”) AND THE INDIVIDUALS NAMED IN PROPOSAL 1 (THE “NOMINEES”)

THIS BOARD OF DIRECTORS OF KNOWLES CORPORATION IS NOT SOLICITING THIS PROXY

The undersigned appoints Samuel J. Merksamer, Mark Cho, Edward T. McCarthy and Eleazer Klein, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Knowles Corporation, a Delaware corporation (the “Company”), that the undersigned would be entitled to vote at the Annual Meeting of stockholders of the Company scheduled to be held on May 31, 2019 at 9:00 a.m. local time, at 1001 Page Mill Road Building 1, Palo Alto, California 94304, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement or substitution thereof that are unknown to the Caligan/Falcon Edge Group a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR ALL” of the nominees listed in Proposal 1 and the Company’s nominee for election other than the Excluded Company Nominees (as defined below), “FOR” Proposal 2, “ABSTAIN” on Proposal 3, “FOR” Proposal 4 and “FOR” Proposal 5. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.  No assurance can be given that the Company’s nominees will serve if elected with any of the Nominees.

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

INSTRUCTIONS: OUR VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES (FILL IN VOTING BOXES ”■” IN BLACK OR BLUE INK)

We recommend that you vote “FOR ALL” of the Nominees below:

Proposal 1 – Election of the two individuals nominated by the Caligan/Falcon Edge Group to serve as directors and the Company’s nominee for election at the Annual Meeting other than Hermann Eul and Donald Macleod (the “Excluded Company Nominees”).

Nominees:	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Jonathan Christodoro Samuel J. Merksamer	❑	❑	❑

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write the name of the nominee(s) from which you wish to withhold in the space provided below.)

We recommend that you vote “FOR” Proposal 2:

Proposal 2 – Company proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019.	FOR ❑	AGAINST ❑	ABSTAIN ❑

We are making no recommendation with respect to Proposal 3:

Proposal 3 – Company proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.	FOR ❑	AGAINST ❑	ABSTAIN ❑

We recommend that you vote “FOR” Proposal 4:

Proposal 4 – Company proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to eliminate the supermajority shareholder vote requirement to amend certain provisions of the Charter.	FOR ❑	AGAINST ❑	ABSTAIN ❑

We recommend that you vote “FOR” Proposal 5:

Proposal 5 – Company proposal to amend the Charter to eliminate the supermajority shareholder vote requirement to amend the Company’s Amended and Restated By-Laws (the “Bylaws”).	FOR ❑	AGAINST ❑	ABSTAIN ❑

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE DATED.

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.